Exhibit 99.1
CONFIDENTIAL SEPARATION AGREEMENT
	This Separation Agreement dated as of January 26, 2005 is entered into Between Dr. Jeffrey A. Graves, ("Executive") and KEMET Corporation, a Delawarecorporation ("KEMET" or the "Company").

       WHEREAS, Executive was the Chief Executive Officer and a Director of the Company;

	WHEREAS, Executive has resigned from the Company as Chief Executive Officer and Director, effective January 26, 2005;

       WHEREAS, Executive and the Company have agreed on certain payments to be made to Executive and for Executive to enter into certain agreements with the Company, all as more fully set forth below.

	NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

       1. Resignation Chief Executive Officer and Director. Effective January 26, 2005, Executive has resigned his positions as Chief Executive Officer and Director of the Company.

       2. Severance Payments. In consideration of Executive's agreement not to compete with the Company contained in Section 8 and as separation pay, the Company agrees to pay Executive, on its regularly scheduled paydays, an amount of $35,416.67 per month (the "Severance Payments"), with such payments ending on the earlier of (x) January 31, 2006, the 12th such payment, (y) the date as of which Executive begins employment, in any capacity, with another Person and
(z) the date that Executive breaches any provision of this Separation Agreement. Executive shall not be entitled to any payments in respect of any bonus under the Company's Executive Bonus Plan for any period, or under any other policy of the Company relating to the ending or termination of employment with the Company. For purposes of this Separation Agreement, "Person" will be broadly defined to include any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

       3. Non-Disclosure of Confidential Information. Executive promises and represents that he has not disclosed or used any Confidential Information while he was employed by KEMET Corporation (except to the extent he was required to disclose or use such Confidential Information in the performance of his assigned duties for the Company). Executive further promises and represents that after his employment at KEMET Corporation, Executive will not disclose or use any Confidential Information for any purpose whatsoever. Executive will continue to use his best efforts to safeguard the Confidential Information and protect it against disclosure, misuse, espionage, loss or theft.

       (a) "Confidential Information." shall mean all information (whether or not specifically labeled or identified as "confidential"), in any form or medium, that is or was disclosed to, or developed or learned by, Executive and that relates to the business, products, services, research or development of KEMET Corporation and its Subsidiaries, or their respective suppliers, distri-Butors or customers. "Subsidiary" means any corporation of which the Company Owns securities having a majority of the ordinary voting power in electing the Board of directors directly or through one or more subsidiaries. Confidential Information shall include the following:

       (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods);
       (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's or its Subsidiaries' suppliers, distributors and customers and their confidential information;
       (iii) compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, documentation, models, data and data bases relating thereto; and
       (iv) trade secrets, ideas, inventions, designs, developments, devices, methods and processes (whether or not patented, patentable or reduced to practice).

       (b) Confidential Information shall not include information that Executive can clearly demonstrate has been published in a form generally Available to the public prior to the date upon which Executive proposes to disclose such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all the material features comprising such information have been published in combination.

       4. Company Ownership of Intellectual Property. Executive hereby assigns to the Company all right, title, and interest in and to any Intellectual Property conceived, contributed to or made by Executive at any time during his Employ ment with the Company (whether alone or jointly with others) to the extent such Intellectual Property is not owned by the Company as a matter of law. Executive agrees that he shall promptly and fully communicate to the Com-pany all such Intellectual Property and shall cooperate with the Company to protect the Company's interests in such Intellectual Property. This cooper-ation shall include providing assistance to the Company in securing patent protection and copyright registrations and signing all documents reasonably requested by the Company, even if such request occurs after termination of his employment with the Company. "Intellectual Property" shall mean patent applications, copyrightable works, mask works, and applications for registration related thereto, all Confidential Information, and all other intellectual property rights created, conceived or owned by, the Company.

       5. Return of Materials. Executive acknowledges and represents that as of the date of the cessation of his employment with the Company, Executive has returned to the Company all copies of Confidential Information in his possession or control, including all laptop computers, computer drives (in-ternal and external), computer disks, written records, manuals, lab notebooks, computer printouts, customer and supplier lists, and all other materials containing any Confidential Information.

       6. Assignment of Intellectual Property. Executive hereby acknowledges and agrees that any Intellectual Property contributed to, or conceived or made by, Executive (whether alone or jointly with others) within twelve months after his employment with the Company ends may have been conceived or made in significant part during, or as a result of, Executive's employment with the Company. Accordingly, Executive agrees that such Intellectual Property will be presumed to have been conceived or made during the period of his employment with the Company, unless and until he establishes the contrary, and he hereby assigns such Intellectual Property to the Company.

       7. Release by Executive. Executive (for himself, his heirs, assigns and executors) releases and forever discharges the Company, all of its affiliates, and its and their respective directors, officers, agents, ad-visors and employees from any and all claims, suits, demands, causes of action, contracts, covenants, obligations, debts, costs, expenses, attorneys' fees, liabilities of whatever kind or nature in law or in equity, by statute or otherwise, whether now known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which have existed or may have existed, or which do exist, through the date this Separation
Agreement becomes effective and enforceable, (collectively, "Claims") of any kind, which relate in any way to Executive's employment with the Company or the termination of that employment, except those Claims arising out of the performance of this Separation Agreement and Executive's rights under the employee benefit plans of the Company. Such released Claims include, without in any way limiting the generality of the foregoing language, any and all Claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII or the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended; or the South Carolina Human Rights Act.

       (a) In signing this Separation Agreement, Executive acknowledges that he intends that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. Executive expressly consents that this Separation Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims
(notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. Executive acknowledges and agrees that this waiver is an essential and material term of this Separation Agreement and without such waiver the Company would not have made or agreed to make, the Severance Payments described in paragraph 2. Executive further agrees that in the event he brings his own Claim in which he seeks damages against the Company, or in the event he seeks to recover against the Company in any Claim brought by a governmental agency on his behalf, this release shall serve as a complete defense to such Claims.

       (b) By signing this Separation Agreement, Executive acknowledges that he:
       (i) has been given twenty-one days after receipt of this separation Agreement within which to consider it;
       (ii) has carefully read and fully understands all of the provisions of this Separation Agreement;
       (iii) knowingly and voluntarily agrees to all of the terms set forth in this Separation Agreement;
       (iv) knowingly and voluntarily agrees to be legally bound by this Separation Agreement;
       (v) has been advised and encouraged in writing (via this agreement) to consult with an attorney of his own choosing prior to signing this Separation Agreement; and
       (vi) understands that this Separation Agreement, including the release, shall not become effective and enforceable until the eighth day following execution of this Separation Agreement, and that at any time prior to the effective day he can revoke this Separation Agreement.
       8. Non-Competition.
       (a) Executive represents and agrees that from the date hereof until January 31, 2006 (such period is referred to as the "Non-Competition Period"), Executive shall not, directly or indirectly, either for himself or for any other Person, Participate in any business or enterprise which is in competition with the Business of the Company as conducted or proposed to be conducted by the Company or a Subsidiary as of the date of this Separation Agreement and while any payments are being made to Executive pursuant to this Separation Agreement or otherwise by the Company. "Business" means, as of the date hereof, the business of developing, manufacturing, marketing, selling or distri-buting solid (manganese dioxide and conductive polymer counter-electrodes) tantalum capacitors, multilayer ceramic capacitors and solid alum-inum capacitors, and shall include any other business engaged in or proposed to be engaged in by the Company or a Subsidiary as of the date of this Separation Agreement and while any payments are being made to Executive pursuant to this
 Separation Agreement or otherwise by the Company. For purposes of this Separation Agreement, the term "Participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "Participate" shall not include ownership of less than one percent of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Executive agrees that this non-competition covenant is reasonable with respect to its duration, geographical area and scope.
       (b) During the Non-Competition Period, Executive agrees not to sell or manufacture, or Participate in the sale or manufacture of, products of the type sold or manufactured by the Company or any of its Subsidiaries, (ii) solicit or attempt to solicit any customer of the Company or any of its Subsidiaries to purchase products of the type sold by the Company or any of its Subsidiaries from any Person other than the Company or any of its Sub-sidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any customer, (iii) induce or attempt to induce any supplier, licensee, licensor, franchisee, or other business relation of the Company or any of its Subsidiaries to cease doing business with them, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any such supplier or other business relation, or (iv) recruit or hire or attempt to recruit or hire any individual employed by the Company or any of its Subsidiaries (other than employees who shall have been discharged or laid off by the Company or any of its Subsidiaries prior to any contact by Executive) or encourage any individual employed by the Company or any of its Subsidiaries to terminate such employment, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any of their employees.
       (c) In the event that Executive is alleged to have breached or otherwise violated any of the provisions of this paragraph 8, the Non-Competition Period described above will be tolled until such alleged breach or violation is resolved. Executive agrees that this restriction is reasonable.

       (d) If, at the time of enforcement of any of the provisions of this paragraph 8, a court or arbitration panel holds that the restrictions stated therein are unreasonable under the circumstances then existing, Executive agrees that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

       (e) Executive agrees that the covenants he has made in this paragraph
8 shall be construed as an agreement independent of any other provision of this Separation Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Separation Agreement.

       9. Continuation of Health, Group Life and Disability Insurance. The Company agrees to continue the current health insurance, group life insurance and disability insurance of the Executive and the Executive's dependents, con-sistent with the currently existing arrangement between the Company and Exe-cutive, for a period beginning on the date hereof and ending on the earlier of
(x) July 31, 2005, (y) such time as Executive is employed, in any capacity, by any other Person and (z) the date that Executive breaches any provision of this Separation Agreement. The Company also agrees that it will provide the Executive with a notice under the Consolidated Omnibus Budget Reconciliation Act (COBRA) as it relates to the continuation of health insurance for the Executive and his dependents.

       10. Outplacement Service. The Company has arranged, at the Companys expense, to provide Executive with assistance in obtaining new employment at a cost to the Company not to exceed $15,000 in the aggregate. This service will be made available at the request of the Executive, and can commence at anytime during the next twelve months. If the service has not been activated by January 31, 2006, then the Executive will no longer be eligible to receive the service at Company expense. Executive may use any other service he desires, but the Company will not pay for any such other services.

       11. Deferred Compensation Plan. For the period beginning on the date hereof and ending on the date Executive is no longer receiving payments pur-suant to paragraph 2 of this Separation Agreement, Executive shall be entitled to continue to elect to defer a portion of such compensation in accordance with the Company's existing deferred compensation plan as applicable to Executive; provided, that the Company will not provide any matching contribution to such plan with respect to any amounts received by Executive pursuant to paragraph 2 of this Separation Agreement or any other amounts Executive elects to defer on or after February 1, 2005.

       12. Car Allowance. The Company agrees to provide Executive with a monthly car allowance, in the amount equal to $1,768.35, until the earlier of
(x) July 31, 2005, (y) the date on which Executive is first employed, in any capacity, by any other Person and (z) the date that Executive breaches any provision of this Separation Agreement.

       13. Confidentiality of this Separation Agreement. Executive under-stands and agrees that the terms of this Separation Agreement, and all negotiations leading up to the Separation Agreement, are to remain con-fidential, and that disclosure by Executive of any of the terms of this Separation Agreement or of any of the negotiations leading up to the drafting or signing of this Separation Agreement will be deemed a breach by Executive of this Separation Agreement. Executive understands that under the terms of this Separation Agreement, he can divulge only the fact that he has settled his differences with the Company. Executive understands that the Company maybe required to disclose this Separation Agreement under the rules and regulations of governmental agencies or the rules of the New York Stock Exchange.

       14. No Other Agreement. This Separation Agreement contains the entire agreement between the Company and Executive with respect to the subject matter hereof, and Executive acknowledges that the Company made no warranties, promises, or representations of any kind, express or implied, upon which Executive has relied in entering into this Separation Agreement. In addition, if any terms or provisions of this Separation Agreement conflict with or are inconsistent with any existing Company policy or practice, the terms of this Separation Agreement shall supercede such policy or practice and control. The terms and conditions of this Separation Agreement are contractual and not a mere recital. No part of this Separation Agreement may be changed except in writing executed by a duly authorized representative of KEMET Corporation and by Executive. Even if the Company waives Executive's compliance with or breach of a part of this Separation Agreement, Executive understands and agrees that such an act shall not constitute a waiver by the Company of any other time or any other provisions or conditions of this Separation Agreement.

       15. Binding in Fact. This Separation Agreement shall be binding upon and inure to the benefit of the Company and Executive and the heirs, executors, administrators, successors and assigns of each party.

       16. Governing Law; Severability. The validity, interpretation, con-struction and performance of this Separation Agreement shall be governed by the internal laws of the State of South Carolina. The invalidity or unenforceability of any provisions of this Separation Agreement shall not affect the validity or enforceability of any other provision of this Separation Agreement, which shall remain in full force and effect.

       17. Non-Compliance. Executive acknowledges and agrees that the Company would suffer irreparable and continuing harm for which the Company would have no adequate legal remedy if Executive breached any of the cove-nants or agreements, or failed to comply with any term or provision, contained in this Separation Agreement. Executive further agrees that if Executive breaches any such covenant or agreement or fails to comply with any term or provision of this Separation Agreement, Executive shall forfeit all right to any further Severance Payments described in paragraph 2, the benefits described in paragraphs 9, 10, 11 and 12 of this Separation Agreement, and that in the event the Company has reasonable grounds to believe that there has been a breach, the Company will then have the right to withhold from Executive any further Severance Payments and such benefits and to proceed against Executive in a court of law or before an arbitration panel for additional breach-of-contract damages, other damages, and/or injunctive relief. In addition, not-withstanding any other provision in this Separation Agreement, in the event that Executive initiates any action, suit or proceeding against the Company, or any of its officers, directors, employees, advisors or agents, or publicly threatens any such action, suit or proceeding (other than an action, suit or proceeding specifically limited to enforcing a provision of this Separation Agreement), Executive shall forfeit all rights to any further Severance Payments described in paragraph 2 of this Separation Agreement. In the event of an alleged or threatened breach by Executive of any of the provisions of this Separation Agreement, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof without the posting of bond or other security, in addition to whatever other remedies it may have.

*     *     *     *     *
KEMET CORPORATION


By: ___________________________________
	Larry C. McAdams
	Vice President,
       Human Resources


I have read this Separation Agreement carefully and understand all of its terms. I understand I have the right to and have been advised and encouraged in writing to obtain the advice of legal counsel of my own choosing prior to signing this Separation Agreement and have been provided time to consider this Separation Agreement before signing it. I have not been forced or pressured in any manner whatsoever to sign this Separation Agreement, and I agree to all of its terms voluntarily.

SUBSCRIBED AND SWORN
to before me this __ Day
of __________, 2005


_________________________
			 				_________________________
Notary Public						Dr. Jeffrey A. Graves



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